Exhibit 1.1

Pricing Agreement

August 28, 2019

Barclays Capital Inc.

745 7th Avenue, 5th Floor

New York, New York 10019

United States of America

BBVA Securities Inc.

1345 Avenue of the Americas

New York, New York 10105

United States of America

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States of America

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States of America

As Representatives of the several

Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, a copy of which is attached hereto (the “Underwriting Agreement”), to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”) (other than BBVA Securities Inc.) the series 9 non-step-up non-cumulative contingent convertible perpetual preferred tier 1 securities specified in Schedule II to such Pricing Agreement (the “Preferred Securities”), which are convertible in accordance with their terms into ordinary shares of the Company (the “Conversion Securities” and, together with the Preferred Securities, the “Securities”).

1

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time (as set forth in Schedule II attached hereto), except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Prospectus (as defined in the Underwriting Agreement), and also a representation and warranty as of the Applicable Time in relation to the Prospectus as amended or supplemented relating to the Securities which are the subject of this Pricing Agreement. Each reference to the Underwriters purchasing Preferred Securities in the Underwriting Agreement so incorporated by reference shall be deemed, with respect to BBVA Securities Inc., to instead provide for procuring eligible purchasers on a reasonable best efforts basis. Each reference to the Company issuing and selling Preferred Securities to the Underwriters shall be deemed to refer to the Underwriters other than BBVA Securities Inc. Each reference to the Representatives or to the Underwriters in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters pursuant to Section 13 of the Underwriting Agreement and their addresses are set forth in Schedule II hereto.

A supplement to the Prospectus relating to the Securities, in the form heretofore delivered to you (the “Prospectus Supplement”), is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees that it will issue and sell to each of the Underwriters (other than BBVA Securities Inc.), and each of the Underwriters (other than BBVA Securities Inc.) agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, (i) the liquidation preference of Preferred Securities set forth opposite the name of each such Underwriter in Schedule I hereto and (ii) a pro rata portion of the liquidation preference of any Preferred Securities set forth opposite the name of BBVA Securities Inc. in Schedule I hereto which have not been purchased by purchasers procured by BBVA Securities Inc. BBVA Securities Inc. hereby covenants and agrees to use its reasonable best efforts to procure eligible purchasers for the liquidation preference of Preferred Securities set forth opposite its name in Schedule I hereto.

Each Underwriter severally, and not jointly, agrees to comply with the restrictions and agreements set forth in Schedule III hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the several Underwriters on the one hand and the Company on the other.

It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters.

2

Very truly yours,

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Antonio Borraz
	Name:	Antonio Borraz
	Title:	Head of ALM

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Radhika P. Gupte
	Name:	Radhika P. Gupte
	Title:	Managing Director

BBVA SECURITIES INC.

By:	/s/ James Brodt
	Name:	James Brodt
	Title:	Executive Director

BOFA SECURITIES, INC.

By:	/s/ Andrew Karp
	Name:	Andrew Karp
	Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

SCHEDULE I

Underwriter	Liquidation Preference of Preferred Securities to be Purchased
Barclays Capital Inc.	$166,800,000
BBVA Securities Inc.*	166,800,000
BofA Securities, Inc.	166,600,000
Goldman Sachs & Co. LLC	166,600,000
J.P. Morgan Securities LLC	166,600,000
Morgan Stanley & Co. LLC	166,600,000

Total	$1,000,000,000

*	BBVA Securities Inc. has agreed to use its reasonable best efforts to procure purchasers for the liquidation preference of Preferred Securities set forth opposite its name above.

Schedule I-1

SCHEDULE II

Issuer:

Banco Bilbao Vizcaya Argentaria, S.A.

Title of Preferred Securities:

Series 9 Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities

Specific Terms of Preferred Securities:

See Appendix A for a copy of the Final Term Sheet relating to the Preferred Securities

Price to Public:

100.000% plus accrued distributions, if any, from September 5, 2019

Purchase Price by Underwriters:

99.250%

Aggregate Liquidation Preference:

$1,000,000,000

Denominations (Liquidation Preference):

$200,000

Specified Funds for Payment of Purchase Price:

Federal (same-day) funds

Applicable Time:

4:45 pm New York time August 28, 2019

Time of Delivery:

11:00 am New York time September 5, 2019

Closing Location for Delivery of Preferred Securities:

New York, New York

Additional Closing Conditions:

None

Schedule II-1

Additional Opinions:

Spanish counsel for the Underwriters shall furnish to the Representatives such written opinion or opinions as are specified in Section 8(b) of the Underwriting Agreement

Names and Addresses of Underwriters, Including the Representatives:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

United States of America

Facsimile: (646) 834-8133

Attention: Syndicate Registration

BBVA Securities Inc.

1345 Avenue of the Americas

New York, New York 10105

United States of America

Facsimile: (212) 258-2216

Attention: Legal Department

BofA Securities, Inc.

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

United States of America

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States of America

Attention: Registration Department

J.P. Morgan Securities LLC

383 Madison Avenue, 3rd Floor

New York, New York 10179

United States of America

Facsimile: (212) 834-6081

Attention: Investment Grade Syndicate Desk

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States of America

Attention: Investment Banking

Listing:

Euronext Dublin, Global Exchange Market

Schedule II-2

Payment of Expenses by the Company and by the Underwriters:

None.

Selling Restrictions:

The Preferred Securities are complex financial instruments and are not a suitable or appropriate investment for all investors. In particular, the Preferred Securities are not intended to be sold and should not be sold to retail investors in any jurisdiction.

Canada

The Preferred Securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Preferred Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

Prohibition of sales to EEA retail investors—The Preferred Securities shall not be offered, sold or otherwise made available to any retail investor in the EEA. A “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document (“KID”) required by the PRIIPs Regulation for offering or selling the Preferred Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Preferred Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition on Marketing and Sales to Retail Investors—The Preferred Securities are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published

Schedule II-3

laws, regulations or guidance with respect to the offer or sale of securities such as the Preferred Securities to retail investors (as defined above). Each of the Underwriters has represented and agreed that offers of the Preferred Securities in the EEA shall only be directed specifically at or made to professional clients as defined in point (10) of Article 4(1) of MiFID II.

In particular, in June 2015, the United Kingdom Financial Conduct Authority published the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015, which took effect from October 1, 2015 (the “PI Instrument”). In addition, (i) on January 1, 2018, the PRIIPs Regulation became directly applicable in all EEA member states and (ii) MiFID II was required to be implemented in EEA member states by January 3, 2018, and was implemented in Spain through Royal Decree-Law 14/2018 of September 28 and Royal Decree 1464/2018 of December 21. Together the PI Instrument, the PRIIPs Regulation and MiFID II are referred to as the “Regulations”.

The Regulations set out various obligations in relation to (i) the manufacture and distribution of financial instruments and (ii) the offering, sale and distribution of packaged retail and insurance-based investment products and certain contingent write-down or convertible securities such as the Preferred Securities.

Each of the Company and the Underwriters are required to comply with some or all of the Regulations. By purchasing, or making or accepting an offer to purchase, any Preferred Securities (or a beneficial interest in the Preferred Securities) from the Company and/or any Underwriters, each prospective investor will be deemed to represent, warrant, acknowledge, consent, accept, agree with and undertake to the Company and each of the Underwriters that:

(i)	it is not a retail client (as defined in MiFID II);

(ii)	whether or not it is subject to the Regulations, it will not:

a.	sell or offer the Preferred Securities (or any beneficial interests therein) to any retail clients (as defined in MiFID II); or

b.

communicate (including the distribution of the prospectus supplement, the accompanying prospectus and any related free writing prospectus) or approve any invitation or inducement to participate in, acquire or underwrite the Preferred Securities (or any beneficial interests therein) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client (in each case within the meaning of MiFID II).

In selling or offering the Preferred Securities or making or approving communications relating to the Preferred Securities, it may not rely on the limited exemptions set out in the PI Instrument; and

(iii)

it will at all times comply with all applicable laws, regulations and regulatory guidance (whether inside or outside the EEA) relating to the promotion, offering, distribution and/or sale of the Preferred Securities (or any beneficial interests therein), including (without limitation) MiFID II and any other

Schedule II-4

applicable laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Preferred Securities (or any beneficial interests therein) by investors in any relevant jurisdiction.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Preferred Securities (or any beneficial interests therein) from the Company and/or the Underwriters, the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

Each prospective investor further acknowledges that:

(i)	the identified target market for the Preferred Securities (for the purposes of the product governance obligations in MiFID II) is eligible counterparties and professional clients only;

(ii)

the target market assessment indicates that the Preferred Securities are incompatible with the knowledge, experience, needs, characteristic and objectives of clients which are retail clients (as defined in MiFID II) and accordingly the Preferred Securities shall not be offered or sold to any retail clients; and

(iii)

no key information document (KID) under the PRIIPs Regulation has been prepared and therefore offering or selling the Preferred Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs.

Each potential investor in the Preferred Securities should inform itself of, and comply with, any applicable laws, regulations or regulatory guidance with respect to any resale of the Preferred Securities (or any beneficial interests therein), including the Regulations.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Preferred Securities (or any beneficial interests therein) from the Company and/or the Underwriters the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

Hong Kong

The Preferred Securities have not been offered or sold and will not be offered or sold in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, The Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong); and no advertisement, invitation or document relating to the Preferred

Schedule II-5

Securities has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Preferred Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, The Laws of Hong Kong) and any rules made thereunder.

Japan

The Preferred Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) and, accordingly, have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

Singapore

The prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Preferred Securities in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, the prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Preferred Securities may not be circulated or distributed, nor may the Preferred Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined under Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined under Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined under Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

Schedule II-6

It is a condition of the offer that where the Preferred Securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)    a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)    a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, then the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation, or the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Preferred Securities except:

(i)    to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii)    where no consideration is or will be given for the transfer; or

(iii)    where the transfer is by operation of law.

Spain

The Preferred Securities must not be offered, distributed or sold in Spain or to a tax resident of Spain for purposes of the Spanish tax legislation and they must not be transferred to or acquired by any such Spanish tax resident (other than the Company or any of its Spanish affiliates or any other legal entity acting on behalf of the Company). No publicity of any kind of the offering of the Preferred Securities shall be made in Spain. Any transfer of a Preferred Security to any other Spanish tax resident is not permitted and the Company will consider such transfer null and void. Accordingly, the Company will not recognize any other Spanish tax resident as a holder or beneficial owner of a Preferred Security for any purpose.

Switzerland

The document is not intended to constitute an offer or solicitation to purchase or invest in the Preferred Securities described herein. The Preferred Securities may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Preferred Securities constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland and neither the document nor any other offering or marketing material relating to the Preferred Securities may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Preferred Securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

Schedule II-7

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Preferred Securities in, from or otherwise involving the United Kingdom.

Without prejudice to the generality of the above paragraph, COBS 22.3 (Restrictions on the retail distribution of contingent convertible instruments and CoCo funds) (as it may be amended or replaced from time to time) of the United Kingdom’s Financial Conduct Authority’s Conduct of Business Sourcebook (“COBS”) must be complied with, with such Underwriter deemed to be a “firm” for the purposes of this paragraph if it is not otherwise a “firm” for the purposes of COBS. For the purposes of this paragraph, “firm” shall have the meaning attributed to such term in COBS.

Other Jurisdictions outside the United States

No action may be taken in any jurisdiction that would permit a public offering of the Preferred Securities or the possession, circulation or distribution of the prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the Preferred Securities may not be offered or sold, directly or indirectly, and neither the prospectus supplement nor any other offering material or advertisements in connection with the Preferred Securities may be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

Other Terms:

“Underwriter Information” shall mean the statements set forth in (i) the first sentence of the last paragraph of the cover page regarding delivery of the Preferred Securities, (ii) the names of the Underwriters, (iii) the sentences under the heading “Underwriting (Conflicts of Interest)” related to concessions and reallowances, (iv) the paragraph under the heading “Underwriting (Conflicts of Interest)” related to stabilization, syndicate covering transactions and penalty bids and (v) the paragraph under the heading “Underwriting (Conflicts of Interest)” related to settlement, in the Pricing Prospectus and the Prospectus.

Jurisdictions Specified Pursuant to Section 5(b) of the Underwriting Agreement: None.

Jurisdictions Specified Pursuant to Section 5(d) of the Underwriting Agreement: United States.

Spanish counsel for the Underwriters shall furnish to the Representatives such written opinion or opinions as are specified in Section 8(b) of the Underwriting Agreement.

Schedule II-8

Schedule III

The Preferred Securities are complex financial instruments and are not a suitable or appropriate investment for all investors. In particular, the Preferred Securities are not intended to be sold and should not be sold to retail investors in any jurisdiction.

European Economic Area

Prohibition of sales to EEA retail investors—The Preferred Securities shall not be offered, sold or otherwise made available to any retail investor in the EEA. A “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document (“KID”) required by the PRIIPs Regulation for offering or selling the Preferred Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Preferred Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition on Marketing and Sales to Retail Investors—The Preferred Securities are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Preferred Securities to retail investors (as defined above). Each of the Underwriters has represented and agreed that offers of the Preferred Securities in the EEA shall only be directed specifically at or made to professional clients as defined in point (10) of Article 4(1) of MiFID II.

In particular, in June 2015, the United Kingdom Financial Conduct Authority published the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015, which took effect from October 1, 2015 (the “PI Instrument”). In addition, (i) on January 1, 2018, the PRIIPs Regulation became directly applicable in all EEA member states and (ii) MiFID II was required to be implemented in EEA member states by January 3, 2018, and was implemented in Spain through Royal Decree-Law 14/2018 of September 28 and Royal Decree 1464/2018 of December 21. Together the PI Instrument, the PRIIPs Regulation and MiFID II are referred to as the “Regulations”.

The Regulations set out various obligations in relation to (i) the manufacture and distribution of financial instruments and (ii) the offering, sale and distribution of packaged retail and insurance-based investment products and certain contingent write-down or convertible securities such as the Preferred Securities.

Each of the Company and the Underwriters are required to comply with some or all of the Regulations. By purchasing, or making or accepting an offer to purchase, any Preferred Securities (or a beneficial interest in the Preferred Securities) from the Company and/or any Underwriters, each prospective investor will be deemed to represent, warrant, acknowledge, consent, accept, agree with and undertake to the Company and each of the Underwriters that:

(i)	it is not a retail client (as defined in MiFID II);

Schedule III-1

(ii)	whether or not it is subject to the Regulations, it will not:

a.	sell or offer the Preferred Securities (or any beneficial interests therein) to any retail clients (as defined in MiFID II); or

b.

communicate (including the distribution of the prospectus supplement, the accompanying prospectus and any related free writing prospectus) or approve any invitation or inducement to participate in, acquire or underwrite the Preferred Securities (or any beneficial interests therein) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client (in each case within the meaning of MiFID II).

In selling or offering the Preferred Securities or making or approving communications relating to the Preferred Securities, it may not rely on the limited exemptions set out in the PI Instrument; and

(iii)

it will at all times comply with all applicable laws, regulations and regulatory guidance (whether inside or outside the EEA) relating to the promotion, offering, distribution and/or sale of the Preferred Securities (or any beneficial interests therein), including (without limitation) MiFID II and any other applicable laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Preferred Securities (or any beneficial interests therein) by investors in any relevant jurisdiction.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Preferred Securities (or any beneficial interests therein) from the Company and/or the Underwriters, the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

Each prospective investor further acknowledges that:

(i)	the identified target market for the Preferred Securities (for the purposes of the product governance obligations in MiFID II) is eligible counterparties and professional clients only;

(ii)

the target market assessment indicates that the Preferred Securities are incompatible with the knowledge, experience, needs, characteristic and objectives of clients which are retail clients (as defined in MiFID II) and accordingly the Preferred Securities shall not be offered or sold to any retail clients; and

(iii)

no key information document (KID) under the PRIIPs Regulation has been prepared and therefore offering or selling the Preferred Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Preferred Securities (or any beneficial interests therein) from the Company and/or the Underwriters the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

Schedule III-2

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Preferred Securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Preferred Securities in, from or otherwise involving the United Kingdom.

Without prejudice to the generality of the above paragraph, COBS 22.3 (Restrictions on the retail distribution of contingent convertible instruments and CoCo funds) (as it may be amended or replaced from time to time) of the United Kingdom’s Financial Conduct Authority’s Conduct of Business Sourcebook (“COBS”) must be complied with, with such Underwriter deemed to be a “firm” for the purposes of this paragraph if it is not otherwise a “firm” for the purposes of COBS. For the purposes of this paragraph, “firm” shall have the meaning attributed to such term in COBS.

Prohibition on Acquisition of Preferred Securities by Spanish Tax Residents

The Preferred Securities must not be offered, distributed or sold in Spain or to a tax resident of Spain for purposes of Spanish tax legislation and they must not be transferred to or acquired by any such Spanish tax resident (other than the Company or any of its Spanish affiliates or any other legal entity acting on behalf of the Company). No publicity of any kind of the offering of the Preferred Securities shall be made in Spain. Any transfer of a Preferred Security to any other Spanish tax resident is not permitted and we will consider such transfer null and void. Accordingly, we will not recognize any other Spanish tax resident as a holder or beneficial owner of a Preferred Security for any purpose.

Schedule III-3

Appendix A

Final Term Sheet

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

$1,000,000,000 SERIES 9 NON-STEP-UP NON-CUMULATIVE CONTINGENT

CONVERTIBLE PERPETUAL PREFERRED TIER 1 SECURITIES

This Free Writing Prospectus relates only to the preferred securities described below and should only be read together with the preliminary prospectus supplement dated August 27, 2019 (the “Preliminary Prospectus Supplement”) and the accompanying prospectus dated June 25, 2019 relating to these preferred securities (together, the “Prospectus”). Terms and expressions used but not defined herein shall have the same meanings in the Prospectus.

Issuer	Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”)

Issue

$1,000,000,000 series 9 non-step-up non-cumulative contingent convertible perpetual preferred tier 1 securities (the “Preferred Securities”).

The Preferred Securities will be issued pursuant to a Contingent Convertible Preferred Securities Indenture dated September 25, 2017 (the “Contingent Convertible Preferred Securities Indenture”), between BBVA as issuer and The Bank of New York Mellon acting (except with respect to its role as Contingent Convertible Preferred Security Registrar) through its London Branch as trustee, Paying and Conversion Agent, Principal Paying Agent and Contingent Convertible Preferred Security Registrar, as amended and supplemented by a Second Supplemental Contingent Convertible Preferred Securities Indenture expected to be dated September 5, 2019 (together with the Contingent Convertible Preferred Securities Indenture, the “Indenture”).

Issuer Rating*	A3 (stable) (Moody’s) / A- (negative) (S&P) / A (negative) (Fitch)

Issue Rating*	Ba2 (Moody’s) / BB (Fitch)

Pricing Date	August 28, 2019

Issue Date / Settlement Date	September 5, 2019 (T + 5)

Currency	U.S. Dollar

Security Type	The Preferred Securities are perpetual securities and have no stated maturity.

Issuer Ordinary Shares Price	EUR 4.274 (closing price on August 28, 2019) in the Relevant Stock Exchange

Legal Format	SEC-Registered

Annex A-1

EUR / USD Exchange Rate	1.1085

Conversion Price

The “Conversion Price” shall be in respect of a Conversion Notice Date, if the Common Shares are: (i) then admitted to trading on a Relevant Stock Exchange, the higher of: (a) the Reference Market Price of a Common Share (translated into U.S. dollars at the Prevailing Rate, if applicable); (b) the Floor Price; and (c) the nominal value of a Common Share (translated into U.S. dollars at the Prevailing Rate, if applicable); or (ii) not then admitted to trading on a Relevant Stock Exchange, the higher of (b) and (c) above.

“Floor Price” means $4.16. The Floor Price is subject to adjustment as described in the Prospectus.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at 12:00 noon (London time) on that date as appearing on or derived from Reuters page ECB37 or, if not available, from any other Reference Page or, if such a rate cannot be determined at such time, the rate prevailing as at 12:00 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Reference Page, the rate determined in such other manner as an Independent Financial Adviser in good faith shall prescribe.

“Reference Market Price” means, in respect of a Common Share at a particular date, the arithmetic mean of the Closing Price per Common Share on each of the five consecutive dealing days on which such Closing Price is available ending on the dealing day immediately preceding such date, rounding the resulting figure to the nearest cent (with 0.5 cents being rounded upwards).

“Reference Page” means the relevant page or any successor page on Bloomberg or Reuters or any successor service or such other information service provider that displays the relevant information.

“Relevant Stock Exchange” means the Spanish Stock Exchanges or if at the relevant time the Common Shares are not at that time listed and admitted to trading on the Spanish Stock Exchanges, the principal stock exchange or securities market on which the Common Shares are then listed, admitted to trading or quoted or accepted for dealing.

Business Day Convention / Day Count Fraction	Following unadjusted / 30/360 (ISDA)

Joint Bookrunners	Barclays Capital Inc. BBVA Securities Inc.**

Annex A-2

BofA Securities, Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Distribution Rates

The Preferred Securities accrue Distributions: (i) in respect of the period from (and including) the Closing Date to (but excluding) the First Reset Date at the rate of 6.500% per annum paid quarterly; and (ii) in respect of each Reset Period, at the rate per annum equal to the aggregate of 5.192% (the “Initial Margin”) and the 5-year UST for such Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date; provided that any Distribution Rate shall not be less than zero..

Price to Public	100.000%

Issue Size	$1,000,000,000

US Treasury Benchmark	1.750% due July 31, 2024

US Treasury Yield/Price	1.361% / 101-27

Re-offer Yield	6.500% quarterly / 6.553% semi-annual

Semi-annual Equivalent Re-offer Spread to US Treasury	519.2 bps

Underwriting Discount	0.750%

All-in Price to Issuer	99.250%

Proceeds, Before Expenses, to the Issuer	$992,500,000

Reset Date	March 5, 2025 (the “First Reset Date”) and every fifth anniversary thereafter

CUSIP	05946K AG6

ISIN	US05946KAG67

Distribution Payment Dates

Subject to the provisions set out below, Distributions will be payable quarterly in arrears on each of March 5, June 5, September 5 and December 5 in each year (each a “Distribution Payment Date”), commencing on December 5, 2019.

Reset Determination Date

In relation to each Reset Date, the second Business Day immediately preceding such Reset Date. The term “Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid. “Legal Holiday”, with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions in such Place of Payment or other location are not authorized or obligated to be open.

5-year UST

In relation to a Reset Date and the Reset Period commencing on that Reset Date, an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of five years as published in the most recent H.15.

Annex A-3

“H.15” means the daily statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System that establishes yield on actively traded U.S. Treasury securities under the caption “Treasury constant maturities”, and “most recent H.15” means, in respect of any Reset Period, the H.15 which includes a yield to maturity for U.S. Treasury securities with a maturity of five years published closest in time but prior to the Reset Determination Date.

Regular Record Date

The regular record date for the Distribution payable on any Distribution Payment Date on the Preferred Securities will be the 15th calendar day (whether or not a Business Day) preceding a Distribution Payment Date.

Distributions Discretionary

BBVA may elect, in its sole and absolute discretion, to cancel the payment of any Distribution on the Preferred Securities in whole or in part at any time and for any reason. Distributions on the Preferred Securities will be non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the Preferred Securities as a result of its election to cancel such Distribution or the limitations on payments set out under Restrictions on Distributions below and in the Prospectus, and (with respect to the latter) the below summary, then the right of the holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and BBVA will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Preferred Securities are paid in respect of any future Distribution Period.

For the avoidance of doubt, non-payment of a Distribution (or any part thereof) in respect of the Preferred Securities shall evidence BBVA’s exercise of its discretion to cancel such Distribution (or such part thereof), and accordingly such Distribution (or such part thereof) shall also not be due and payable.

Restrictions on Distributions

Without limitation on the above, payments of Distributions on the Preferred Securities shall be made only out of BBVA’s Distributable Items. To the extent that (i) BBVA has insufficient Distributable Items to make Distributions on the Preferred Securities scheduled for payment in the then-current financial year and any interest payments or distributions that have been paid or made or are scheduled or required to be paid or made out of BBVA’s Distributable Items in the then-current financial year, in each case excluding any portion of such payments already accounted for in determining BBVA’s Distributable Items, and/or (ii) the Regulator, in accordance with Article 68 of Law 10/2014 and/or Article 16 of the SSM

Annex A-4

Regulation and/or with Applicable Banking Regulations then in force, requires BBVA to cancel the relevant Distribution in whole or in part, then BBVA will, without prejudice to the right set forth under “Distributions Discretionary” above to cancel at BBVA’s discretion the payment of any such Distributions on the Preferred Securities at any time, make partial or, as the case may be, no payment of the relevant Distribution on the Preferred Securities. No payments will be made on the Preferred Securities (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount applicable to BBVA and/or the Group).

Definitions

“Additional Tier 1 Instrument” means any of BBVA’s contractually subordinated obligations constituting an Additional Tier 1 instrument (instrumento de capital de nivel 1 adicional) in accordance with Applicable Banking Regulations.

“Applicable Banking Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then applicable to BBVA and/or the Group including, without limitation to the generality of the foregoing, CRD IV, the BRRD, the SRM Regulation and those laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to BBVA and/or the Group).

“CRD IV” means any or any combination of the CRD Directive, the CRR, and any CRD Implementing Measures.

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as amended, replaced or supplemented from time to time (including as amended by Directive (EU) 2019/878 of the European Parliament and of the European Council of May 20, 2019).

Annex A-5

“CRD Implementing Measures” means any regulatory rules implementing or developing the CRD Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to BBVA (on a standalone basis) or the Group (on a consolidated basis), including, without limitation, Law 10/2014 and any other regulation, circular or guidelines implementing or developing Law 10/2014, as amended, replaced or supplemented from time to time.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on the prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012, as amended, replaced or supplemented from time to time (including as amended by Regulation (EU) 2019/876 of the European Parliament and of the Council of May 20, 2019). “Distributable Items” has the meaning given to such term in CRD IV, as interpreted and applied in accordance with Applicable Banking Regulations.

“Group” means BBVA and its consolidated subsidiaries.

“Regulator” means the European Central Bank, the Bank of Spain or the Relevant Spanish Resolution Authority, as applicable, or such other or successor authority having primary bank supervisory authority, in each case, with respect to prudential matters or the exercise of resolution powers in relation to BBVA and/or the Group from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time (including as amended by Regulation (EU) 2019/877 of the European Parliament and of the Council of May 20).

“SSM Regulation” means Council Regulation (EU) No. 1024/2013 of October 15, conferring specific tasks on the European Central Bank concerning policies relating to the prudential supervision of credit institutions, as amended, replaced or supplemented from time to time.

Agreement to Distributions Cancellation	By acquiring Preferred Securities, holders and holders of a beneficial interest in the Preferred Securities acknowledge and

Annex A-6

agree that (i) Distributions are payable solely at BBVA’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by BBVA and/or as a result of the limitations on payment described under “Restrictions on Distributions” above; and (ii) a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the Indenture and the Preferred Securities shall not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to BBVA’s insolvency or entitle holders to take any action to cause such Distribution to be paid or BBVA’s liquidation, dissolution or winding-up or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument, including any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital issued by BBVA or any member of the Group), or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide. Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the Indenture. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described in the Prospectus and in the Indenture shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Preferred Securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

Definitions

“CET1 Capital” means, at any time, BBVA’s common equity tier 1 capital or the common equity tier 1 capital of the Group, respectively, as calculated by BBVA in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of Own Funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.

“Parity Securities” means any instrument issued or guaranteed by BBVA (including the guarantee thereof), which instrument or guarantee, respectively, ranks pari passu with the Preferred Securities upon the insolvency of the Bank.

“Securities” means any securities including, without limitation, shares in BBVA’s capital, or options, warrants or other rights to subscribe for or purchase or acquire shares in BBVA’s capital.

Annex A-7

Notice of Distribution Cancellation

If practicable, BBVA will provide notice of any cancellation or deemed cancellation of Distributions on the Preferred Securities (in each case, in whole or in part) to the holders of the Preferred Securities through DTC (or, if the Preferred Securities are held in definitive form, to the holders of the Preferred Securities directly at their addresses shown on the Contingent Convertible Preferred Security Register) and to the trustee directly on or prior to the relevant Distribution Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of Distributions (and accordingly, such Distributions will not be due and payable), will not constitute an Enforcement Event or other default with respect to the Preferred Securities, or give the holders or beneficial owners of the Preferred Securities any rights as a result of such failure.

Subordination

Unless previously converted into Common Shares pursuant to the conversion provisions of the Indenture and except as provided in the Prospectus, BBVA’s obligations under the Preferred Securities will constitute BBVA’s direct, unconditional, unsecured and subordinated obligations and, in case of BBVA’s insolvency (concurso de acreedores), in accordance with Article 92.2 of the Spanish Insolvency Law and Additional Provision 14.3 of Law 11/2015 but only to the extent permitted by the Spanish Insolvency Law or any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as the Preferred Securities constitute an Additional Tier 1 Instrument issued by BBVA, such Preferred Securities will rank with respect to claims for any Liquidation Preference of such Preferred Securities: (i) junior to: (a) any unsubordinated obligations of BBVA (including where those obligations subsequently become subordinated pursuant to Article 92.1º of the Spanish Insolvency Law); and (b) any claim for principal in respect of any other of BBVA’s contractually subordinated obligations, present and future, not constituting BBVA’s Additional Tier 1 Capital for the purposes of Section 3.(a) of Additional Provision 14 of Law 11/2015 (other than, to the extent permitted by law, any Parity Securities, whether so ranking by law or their terms); (ii) pari passu with: (a) each other claim for any Liquidation Preference of Preferred Securities; (b) all other claims in respect of any liquidation preference or otherwise for principal in respect of BBVA’s contractually subordinated obligations under any outstanding Additional Tier 1 Instruments, present and future; and (c) any other Parity Securities (whether so ranking by law or their terms), to the extent permitted by law; and (iii) senior to the Common Shares or any other of BBVA’s

Annex A-8

subordinated obligations which by law rank junior to the Preferred Securities (including, to the extent permitted by law, any of BBVA’s contractually subordinated obligations expressed by their terms to rank junior to the Preferred Securities).

BBVA’s obligations under the Preferred Securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Definitions

“Additional Tier 1 Capital” means Additional Tier 1 capital (capital de nivel 1 adicional) as provided under Applicable Banking Regulations.

“Spanish Insolvency Law” means Law 22/2003 (Ley Concursal) of July 9, regulating insolvency proceedings in Spain, as amended or supplemented from time to time, or an equivalent legal provision which replaces it in the future.

Waiver of Right to Set-Off

Subject to applicable law, neither any holder or beneficial owner of Preferred Securities nor the trustee acting on behalf of the holders of the Preferred Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by BBVA in respect of, or arising under, or in connection with, the Preferred Securities or the Indenture and each holder and beneficial owner of Preferred Securities, by virtue of its holding of any Preferred Securities or any interest therein, and the trustee acting on behalf of the holders of the Preferred Securities, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a Preferred Security or any interest therein by BBVA in respect of, or arising under, the Preferred Securities are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to BBVA (or, if a Liquidation Event shall have occurred, BBVA’s liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for BBVA (or BBVA’s liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Conversion

The Preferred Securities are only convertible into Common Shares upon a Trigger Event or a Capital Reduction, in each case as set forth below. The Preferred Securities are not convertible into Common Shares at the option of holders of Preferred Securities at any time and are not redeemable in cash as a result of a Trigger Event or a Capital Reduction (each as defined below).

Annex A-9

Trigger Event

A “Trigger Event” shall occur if, at any time, as determined by BBVA, BBVA’s CET1 ratio or the CET1 ratio of the Group is less than 5.125%.

If a Trigger Event occurs at any time on or after the Closing Date, then BBVA will: not pay any Distribution on the Preferred Securities, including any accrued and unpaid Distributions, which shall be deemed to be cancelled by BBVA in accordance with their terms; and irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of the Preferred Securities) convert all the Preferred Securities into Common Shares (a “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date. If a Trigger Event occurs, the Preferred Securities will be converted in whole and not in part. For the purposes of determining whether a Trigger Event has occurred, BBVA will (i) calculate the CET1 ratio based on information (whether or not published) available to BBVA’s management, including information internally reported within BBVA pursuant to BBVA’s procedures for ensuring effective ongoing monitoring of BBVA’s capital ratios and the capital ratios of the Group and (ii) calculate and publish the CET1 ratio on at least a quarterly basis. BBVA’s calculation shall be binding on the trustee and the holders and beneficial owners of the Preferred Securities.

A Trigger Event will not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to BBVA’s insolvency or entitle holders to take any action to cause BBVA’s liquidation, dissolution or winding-up.

BBVA may not give a notice of redemption with respect to the Preferred Securities if a Trigger Event has occurred. If any notice of redemption of the Preferred Securities has been given and a Trigger Event with respect to the Preferred Securities occurs prior to the redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption of the relevant Preferred Securities on such redemption date and, instead, the Trigger Conversion of the Preferred Securities shall take place.

Definitions

“Accounting Currency” means euro or such other primary currency used in the presentation of the Group’s accounts from time to time.

Annex A-10

“CET1 ratio” means, at any time, with respect to BBVA or the Group, as the case may be, the reported ratio (expressed as a percentage) of the aggregate amount (in the Accounting Currency) of BBVA’s CET1 Capital or the CET1 Capital of the Group, respectively, at such time divided by BBVA’s Risk Weighted Assets Amount or the Risk Weighted Assets Amount of the Group, respectively, at such time, all as calculated by BBVA.

“Conversion Settlement Date” means the date on which the relevant Common Shares are to be delivered to the Conversion Shares Depository following Conversion, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the relevant Conversion Notice Date. “Risk Weighted Assets Amount” means at any time, with respect to BBVA or the Group, as the case may be, the aggregate amount (in the Accounting Currency) of the risk weighted assets of BBVA or the Group, respectively, calculated in accordance with CRR and/or Applicable Banking Regulations at such time.

Capital Reduction

A “Capital Reduction” shall occur upon the adoption, in accordance with Article 418.3 of the consolidated text of the Corporate Enterprises Act (Ley de Sociedades de Capital), approved by the Royal Legislative Decree 1/2010, of July 2, as amended, replaced or supplemented from time to time (the “Spanish Companies Act”), by a general shareholders’ meeting of BBVA of a resolution of capital reduction by reimbursement of cash contributions (restitución de aportaciones) to shareholders by way of a reduction in the nominal value of the shares of such shareholders in BBVA’s capital. A resolution of capital reduction for the redemption of any Common Shares previously repurchased by BBVA will not be considered a Capital Reduction for the purposes of the Indenture.

Except if BBVA has given a redemption notice prior to or at the same time as such Capital Reduction, if a Capital Reduction occurs at any time on or after the Closing Date, then BBVA will, subject as otherwise provided in the paragraph immediately below, irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of Preferred Securities) convert all the Preferred Securities into Common Shares (a “Capital Reduction Conversion”) to be delivered on the relevant Conversion Settlement Date and on such Conversion Settlement Date pay to the holders, as applicable, where not cancelled or deemed cancelled by BBVA and/or as a result of the limitations on payment set out under “Restrictions on Distributions”, an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) such Conversion Settlement Date.

Annex A-11

Notwithstanding the above paragraph, if a Capital Reduction occurs at any time on or after the Closing Date, each holder of the Preferred Securities will have the right to elect that all (but not part) of its Preferred Securities shall not be converted in accordance with the above paragraph, in which case all Preferred Securities of such holder shall remain outstanding and no payment of any accrued and unpaid Distributions on such Preferred Securities shall be made in respect of such Preferred Securities to that holder on the relevant Conversion Settlement Date pursuant to such paragraph. To exercise such right, a holder must complete, sign and deposit at the specified office of any Paying and Conversion Agent a duly completed and signed notice of election (an “Election Notice”), in the form indicated in the Capital Reduction Notice, on or before the tenth Business Day immediately following the Capital Reduction Notice Date (the period from (and including) the Capital Reduction Notice Date to (and including) such tenth Business Day, the “Election Period”). In the case of any Preferred Securities represented by a Global Preferred Security held by or on behalf of a Clearing System, an Election Notice may be delivered within the Election Period by the holder giving notice to the Paying and Conversion Agent of such election in accordance with the applicable procedures of the relevant Clearing System (which may include notice being given on such holder’s instruction by the relevant Clearing System to the Paying and Conversion Agent by electronic means) in a form acceptable to such Clearing System from time to time.

An Election Notice shall be irrevocable. Any relevant Preferred Securities in respect of which a duly completed and signed Election Notice is not received during the Election Period shall be converted into Common Shares.

A Capital Reduction will not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to BBVA’s insolvency or entitle holders to take any action to cause BBVA’s liquidation, dissolution or winding-up.

If any notice of redemption of the Preferred Securities has been given and a Capital Reduction with respect to the Preferred Securities occurs prior to the redemption date, such Capital Reduction shall be disregarded for all purposes and shall be of no force and effect with respect to the Preferred Securities and there shall be no conversion of the Preferred Securities and, instead, the redemption of the Preferred Securities shall take place. In addition, holders and beneficial owners of the Preferred Securities shall be deemed to have irrevocably waived their rights under Article 418 of the Spanish Companies Act.

Annex A-12

Any Preferred Securities not converted upon a Capital Reduction as a result of holders delivering a duly completed and signed Election Notice during the Election Period shall remain outstanding and, notwithstanding any of the above, may be the subject of Conversion on the occurrence of a Trigger Event or any further Capital Reduction.

Upon Conversion

Subject as provided in this paragraph with respect to fractions, the number of Common Shares to be issued on Conversion in respect of each Preferred Security to be converted shall be determined by dividing the Liquidation Preference of such Preferred Security by the relevant Conversion Price in effect on the relevant Conversion Notice Date rounded down to the nearest whole number of Common Shares. Fractions of Common Shares will not be issued on Conversion or as otherwise provided in the Prospectus, and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices and the related Preferred Securities are received by or on behalf of a Paying and Conversion Agent such that the Common Shares to be delivered by or on behalf of the Conversion Shares Depository are to be registered in the same name or delivered to the same Clearing System participant account, the number of such Common Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such Preferred Securities being so converted and rounded down to the nearest whole number of Common Shares.

Upon any Trigger Event of the Preferred Securities, holders (and beneficial owners) of any Preferred Securities shall have no claim against BBVA in respect of (i) any Liquidation Preference (and premium, if any) of the Preferred Securities or (ii) any accrued and unpaid Distributions in respect of Preferred Securities, and the Preferred Securities shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes).

Upon any Capital Reduction, holders (and beneficial owners) of any Preferred Securities (other than holders of Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities as described under “Capital Reduction” above) shall have no claim against BBVA in respect of any Liquidation Preference (and premium, if any) of such Preferred Securities, and the Preferred Securities (other than Preferred Securities in respect of which holders have

Annex A-13

elected not to convert such Preferred Securities) shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes). However, nothing in this paragraph shall affect BBVA’s obligation upon any Capital Reduction Conversion to pay to the holders (other than holders of Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities as described under “—Capital Reduction” above), where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment as described under “—Distributions Discretionary” and “—Restrictions on Distributions” above, an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date.

On the Conversion Settlement Date, BBVA shall deliver to the Conversion Shares Depository such number of Common Shares (subject as provided above with respect to fractions) as is required to satisfy in full BBVA’s obligation to deliver Common Shares (i) in respect of a Trigger Conversion, of the aggregate Liquidation Preference of Preferred Securities outstanding on the Trigger Event Notice Date, and (ii) in respect of a Capital Reduction Conversion, of the aggregate Liquidation Preference of Preferred Securities outstanding on the Capital Reduction Notice Date, other than Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities.

BBVA’s obligation to issue and deliver Common Shares to a holder of Preferred Securities on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Common Shares to the Conversion Shares Depository. Except as indicated in the Indenture, receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge BBVA’s obligations in respect of the Preferred Securities to be converted.

Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS Depositary as a result of the issue and delivery of such ADSs in accordance with the Delivery Notice.

Agreement and Waiver with Respect to Conversion

The Preferred Securities are not convertible into Common Shares at the option of holders of Preferred Securities at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding any other provision described in the Prospectus or in the Indenture, by its acquisition of any Preferred Security, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the

Annex A-14

Preferred Securities, including, without limitation, those related to (x) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (y) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders or beneficial owners of the Preferred Securities or the trustee, (ii) agreed that effective upon, and following, a Conversion Event, no amount shall be due and payable to the holders of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out above) and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares), and BBVA’s liability to pay any amounts (including the Liquidation Preference (and premium, if any) of, or any Distribution in respect of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out above) and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares)) shall be automatically released, and the holders of the Preferred Securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion, (iii) agreed that following a Conversion Event, the Relevant Spanish Resolution Authority may exercise its Spanish Bail-in Power with respect to the Preferred Securities or any Common Shares that may be received following a Conversion, which exercise may result in any of the consequences described below, the cancellation of the Conversion and/or the implementation of material changes to the Conversion terms, (iv) waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion and (v) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such Preferred Securities or the trustee.

Annex A-15

Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power

Notwithstanding any other term of the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of any Preferred Security, each holder (which, for the purposes of the below, includes each holder of a beneficial interest in the Preferred Securities) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Preferred Securities, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on the Preferred Securities; (b) the conversion of all, or a portion, of the Amounts Due on the Preferred Securities into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Preferred Securities; (c) the cancellation of the Preferred Securities; (d) the inclusion of a maturity date for the Preferred Securities or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Preferred Securities, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Preferred Securities or the rights of the holders thereunder or under the Indenture, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By its acquisition of any Preferred Security, each holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Preferred Securities or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Enforcement Event with respect to the Preferred Securities or under the Indenture. By its acquisition of any Preferred Security, each holder further acknowledges and agrees that no repayment or payment of Amounts Due on the Preferred Securities shall

Annex A-16

become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of any Preferred Security, each holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities. Additionally, by its acquisition of any Preferred Security, each holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities: (i) the trustee shall not be required to take any further directions from the holders with respect to any portion of the Preferred Securities that is written down, converted to equity and/or cancelled pursuant to the Indenture; and (ii) the Indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, so long as any Preferred Securities remain outstanding, there shall at all times be a trustee for the Preferred Securities in accordance with the Indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee shall continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Preferred Securities remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of any Preferred Security, each holder shall be deemed to have authorized, directed and requested DTC, the relevant Clearing Systems and any direct participant in any relevant Clearing System or other intermediary through which it holds such Preferred Securities to take any and all necessary action, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Preferred Securities as it may be imposed, without any further action or direction on the part of such holder.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the

Annex A-17

Preferred Securities, BBVA or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to DTC as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of such Preferred Securities. BBVA shall also deliver a copy of such notice to the trustee for information purposes.

If BBVA has elected to redeem the Preferred Securities but, prior to the payment of the Redemption Price to holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the Preferred Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable in accordance with the redemption provisions of the Indenture) will be due and payable.

By its acquisition of any Preferred Security, each holder acknowledges, accepts, consents to and agrees to be bound by (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice, with respect to any Common Shares that may be delivered to it upon the Conversion (if any) of the Preferred Securities; and (ii) the variation of the terms of such Common Shares to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

The Indenture provides that the foregoing agreement and acknowledgment regarding the Spanish Bail-in Power is governed by Spanish law and that any Bail-in Dispute is subject to the exclusive jurisdiction of the Spanish courts.

Optional Redemption

All, and not only some, of the Preferred Securities may be redeemed at BBVA’s option at any time on or after March 5, 2025 at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force.

The “Redemption Price” is, per Preferred Security, the Liquidation Preference plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out above, an amount equal to any accrued and unpaid Distributions for the then-current Distribution Period to (but excluding) the redemption date of the Preferred Securities.

Redemption Due to a Tax Event	If, on or after the Closing Date, there is a Tax Event, the Preferred Securities may be redeemed, in whole but not in part,

Annex A-18

at BBVA’s option at any time at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force.

A “Tax Event” will be deemed to have occurred with respect to the Preferred Securities if, as a result of any change in, or amendment to, the laws or regulations applicable in Spain (except as provided in the Prospectus), or any change in the application or binding official interpretation or administration of any such laws or regulations which change or amendment, or change in the application or binding official interpretation or administration, becomes effective on or after the Closing Date (i) BBVA would not be entitled to claim a deduction in computing BBVA’s taxation liabilities in Spain (except as provided in the Prospectus), in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to BBVA would be reduced, or (ii) BBVA would be required to pay Additional Amounts pursuant to the Indenture, or (iii) the applicable tax treatment of the Preferred Securities would be materially affected.

If, in accordance with the Indenture, BBVA’s obligations under the Preferred Securities were to be assumed by another person, references to Spain in the definition of “Tax Event” shall be deemed to refer to the successor entity’s jurisdiction of incorporation or tax residence.

Redemption Due to a Capital Event

If, on or after the Closing Date, there is a Capital Event, the Preferred Securities may be redeemed, in whole but not in part, at BBVA’s option at any time at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force. A “Capital Event” will be deemed to have occurred with respect to the Preferred Securities if there is a change (or any pending change which the Regulator considers to be sufficiently certain) in Spanish law or Applicable Banking Regulations that results (or would result) in any of the outstanding aggregate Liquidation Preference of the Preferred Securities ceasing to be included in, or counting towards, the Group’s or BBVA’s Tier 1 Capital.

Repurchases of the Preferred Securities and Other Securities

BBVA or any member of the Group or any other legal entity acting on behalf of BBVA may purchase or otherwise acquire any of the outstanding Preferred Securities at any price in the open market or otherwise, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations in force at the relevant time. Such Preferred Securities purchased must be surrendered to the Paying Agent and/or the relevant registrar for cancellation.

Annex A-19

Notwithstanding any other provision of the Indenture and subject to compliance with the provisions of any applicable law (including the Spanish Companies Act and the Applicable Banking Regulations), BBVA or any member of the Group may exercise such rights as BBVA or it may from time to time possess to purchase or redeem or buy back any of BBVA’s shares (including Common Shares) or any depositary or other receipts or certificates representing the same without the consent of the holders.

Substitution / Modification

If a Capital Event or a Tax Event, as applicable, occurs and is continuing, BBVA may, except if a Trigger Event occurs or shall have occurred, and except if a Capital Reduction occurs or shall have occurred (other than in respect of Preferred Securities with respect to which a duly completed Election Notice has been received during the Election Period), substitute all (but not less than all) of the Preferred Securities or modify the terms of all (but not less than all) of the Preferred Securities, without any requirement for the consent or approval of the holders or beneficial owners of the Preferred Securities, so that such Preferred Securities are substituted for, or their terms are modified to, become again, or remain Qualifying Preferred Securities, subject to (i) having given not less than 30 nor more than 90 days’ notice to holders and to the trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification), (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and (iii) any variation in the terms of the Preferred Securities resulting from such modification or, if the Preferred Securities are substituted, any difference between the terms of the Preferred Securities and those of the Qualifying Preferred Securities for which the Preferred Securities are substituted, not being materially prejudicial to the interests of the holders of the Preferred Securities.

Payment of Additional Amounts

All payments of Distributions payable in respect of Preferred Securities by BBVA will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, BBVA shall (to the extent such payment can be made out of Distributable Items of BBVA on the same basis as for payment of any Distribution) pay, in respect of any withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference (and premium, if any) or other amount), such Additional Amounts as will result in holders of

Annex A-20

Preferred Securities receiving such amounts as they would have received in respect of such Distributions had no such withholding or deduction been required.

This provision is subject to certain important exceptions as described in the Prospectus. The payment of any Additional Amounts in respect of the Preferred Securities pursuant to the Indenture is also subject to the same conditions and limitations as the payment of any Distribution, including the conditions and limitations described under “Distributions Discretionary” above.

Additional Issuances

BBVA may, from time to time, without the consent or sanction of the holders of the Preferred Securities: (i) take any action required to issue additional Parity Securities or authorize, create and issue one or more series of Parity Securities ranking equally with the Preferred Securities, as to the participation in BBVA’s profits and/or assets, without limit as to the amount; or (ii) take any action required to authorize, create and issue one or more classes or series of shares of BBVA or securities mandatorily convertible into BBVA’s Common Shares ranking junior or senior to the Preferred Securities, as to the participation in BBVA’s profits and/or assets.

By acquiring a Preferred Security, holders and beneficial owners of Preferred Securities agree to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law (to the extent permitted under applicable Spanish law) over any holder of such Parity Securities issued by BBVA from time to time.

The Preferred Securities do not grant the holders of the Preferred Securities pre-emption rights in respect of any possible future issues of Parity Securities or any other securities by BBVA or any of BBVA’s subsidiaries. BBVA may, from time to time, without the consent of the holders of the Preferred Securities, issue additional Preferred Securities (“Additional Preferred Securities”) of one or more of the series issued under the Indenture having the same ranking and same Distribution Rate, redemption terms and other terms as the Preferred Securities except for the initial Accrual Date, Closing Date and first Distribution Payment Date. Any such Additional Preferred Securities, together with the Preferred Securities, will constitute a single series of Preferred Securities under the Indenture.

In addition to the above, BBVA may, from time to time, without the consent or sanction of the holders of the Preferred Securities, take any action required to authorize, create and issue one or more series of securities ranking senior or junior to the Preferred Securities, as to the participation in BBVA’s profits and/or assets, without limit as to the amount.

Annex A-21

Enforcement Events and Remedies

There are no events of default under the Preferred Securities. In addition, under the terms of the Indenture none of the cancellation or deemed cancellation of any Distribution, a Trigger Event, a Capital Reduction or the exercise of the Spanish Bail-in Power or of any other resolution tool by the Relevant Spanish Resolution Authority, or BBVA’s failure to provide notice in respect of any of the aforementioned events, will be an Enforcement Event.

Each of the following events is an “Enforcement Event” with respect to the Preferred Securities: (i) the breach of any term, obligation or condition binding on BBVA under the Preferred Securities (other than any of BBVA’s payment obligations under or arising from the Preferred Securities, including payment of any Liquidation Preference (and premium, if any), Distributions or Additional Amounts (including upon a Capital Reduction), payment of the Redemption Price or payment of any damages awarded for breach of any obligations)) (a “Performance Obligation”); or (ii) the occurrence of any voluntary or involuntary liquidation or winding-up of BBVA (a “Liquidation Event”).

The sole remedies of the holders of the Preferred Securities and the trustee under the Preferred Securities or the Indenture upon the occurrence of an Enforcement Event shall be: (i) with respect to a breach of a Performance Obligation, to seek enforcement of the relevant Performance Obligation; and (ii) with respect to a Liquidation Event, to enforce the entitlement set forth in the Prospectus.

No other remedies

Other than the limited remedies mentioned above, no remedy against BBVA shall be available to the trustee (acting on behalf of the holders) or to the holders of the Preferred Securities, whether for the recovery of amounts owing in respect of such Preferred Securities or under the Indenture, or in respect of any breach by BBVA of any of BBVA’s obligations under or in respect of the terms of such Preferred Securities or under the Indenture in relation thereto; provided, however, that BBVA’s obligations to the trustee under, and the trustee’s lien provided for in the Indenture and the trustee’s rights to have money collected applied first to pay amounts due to it under such lien shall not be limited or impaired and expressly survive any Enforcement Event and are not subject to the subordination provisions of the Indenture.

Form, Book-Entry Issuance, Settlement and Clearance	The Preferred Securities will be represented by one or more Global Preferred Securities registered in the name of a nominee for, and deposited with a custodian for, DTC. You

Annex A-22

will hold beneficial interests in the Preferred Securities through DTC and its direct and indirect participants, including the European Clearing Systems, and DTC and its direct and indirect participants will record beneficial interests on their books. Settlement of the Preferred Securities will occur through DTC in same day funds. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear Bank participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of the relevant European Clearing System and will be settled in immediately available funds. BBVA will not issue definitive Preferred Securities except as described in the Indenture.

Liquidation Preference	$200,000 per Preferred Security

Listing

BBVA will apply to list the Preferred Securities on the Global Exchange Market of Euronext Dublin and, if approved, trading is expected to commence within 30 days after the initial delivery of the Preferred Securities.

Governing Law

The Preferred Securities and the Indenture (except as set forth herein and therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the Indenture, the authorization, issuance and execution by BBVA of the Preferred Securities and provisions relating to the subordination and waiver of right of set-off of the Preferred Securities, and the agreement and acknowledgment with respect to the exercise of the Spanish Bail-in Power, shall be governed by and construed in accordance with the common laws of Spain as provided in the Indenture and the Preferred Securities.

Submission to Jurisdiction

Except as provided in the immediately succeeding paragraph, BBVA will submit (for the purposes of any suit or proceeding arising out of or relating to the Preferred Securities or the Indenture) to the jurisdiction of any U.S. Federal or State court in the Borough of Manhattan, The City of New York, New York, in which any such suit or proceeding is so instituted, and will waive, to the extent it may effectively do so, any objection BBVA may have now or hereafter to the laying of the venue of any such suit or proceeding.

Notwithstanding anything to the contrary in the Prospectus or in the Indenture, the Spanish courts shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Preferred Securities or the Indenture arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of BBVA, the trustee and each holder and beneficial owner of any Preferred Securities and each agent will submit, to the extent it may effectively do so, to the exclusive jurisdiction of

Annex A-23

the Spanish courts in relation to any Bail-in Dispute. Each of BBVA, the trustee, each holder and beneficial owner of any Preferred Securities and each agent will further irrevocably waive, to the extent it may effectively do so, any objection to the Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Restrictions on Offers and Sales

The Preferred Securities are complex financial instruments and are not a suitable or appropriate investment for all investors. In particular, the Preferred Securities are not intended to be sold and should not be sold to retail investors in any jurisdiction. The offer and sale of the Securities are subject to limitation as set out in the Prospectus. The Preferred Securities shall not be sold to retail clients in the EEA.

Prohibition on Acquisition of Preferred Securities by Spanish Tax Residents

The Preferred Securities must not be offered, distributed or sold in Spain or to a tax resident of Spain for purposes of Spanish tax legislation and they must not be transferred to or acquired by any such Spanish tax resident (other than BBVA or any of its Spanish affiliates or any other legal entity acting on behalf of BBVA). Any transfer of a Preferred Security to any other Spanish tax resident is not permitted and BBVA will consider such transfer null and void. Accordingly, BBVA will not recognize any other Spanish tax resident as a holder or beneficial owner of a Preferred Security for any purpose.

Conflicts of Interest	BBVA Securities Inc., which is participating in this offering as a Joint Bookrunner, is a wholly-owned subsidiary of BBVA. The offering is being conducted pursuant to FINRA Rule 5121.

Trustee and Agents

The Bank of New York Mellon, acting (except with respect to its role as Contingent Convertible Preferred Security Registrar) through its London Branch, will act as trustee, Paying and Conversion Agent, Calculation Agent, Principal Paying Agent and Contingent Convertible Preferred Security Registrar for the Preferred Securities.

Use of Proceeds	BBVA intends to use the net proceeds of the offering for general corporate purposes.

*

Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the Preferred Securities. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

**

BBVA Securities Inc. is a wholly-owned subsidiary of BBVA. The offering is being conducted pursuant to FINRA Rule 5121. See “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus Supplement.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Preferred Securities prior to the delivery of the Preferred Securities hereunder will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

Annex A-24

BBVA has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the Prospectus for this offering in that registration statement, and other documents BBVA has filed with the SEC for more complete information about BBVA and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Prospectus from Barclays Capital Inc., by calling +1-888-603-5847, from BBVA Securities Inc., by calling +1-212-728-1705, from BBVA, by calling +1-212-728-1705, from BofA Securities, Inc. by calling toll-free at +1-800-294-1322, from Goldman Sachs & Co. LLC by calling +1-866-471-2526, from J.P. Morgan Securities LLC by calling +1-212-834-4533, and from Morgan Stanley & Co. LLC, by calling +1-866-718-1649.

Annex A-25

Appendix B

Issuer Free Writing Prospectus:

Final Term Sheet dated August 28, 2019

Annex B-1

Banco Bilbao Vizcaya Argentaria, S.A.

Preferred Securities

Underwriting Agreement

August 28, 2019

To the Representatives named from time to time in the

applicable Pricing Agreement hereinafter described.

Ladies and Gentlemen:

From time to time Banco Bilbao Vizcaya Argentaria, S.A. (the “Company”), a sociedad anónima incorporated under the laws of the Kingdom of Spain, proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) and, subject to the terms and conditions stated herein and therein, the Company proposes to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) the series 9 non-step-up non-cumulative contingent convertible perpetual preferred tier 1 securities specified in Schedule II to such Pricing Agreement (the “Preferred Securities”), which may in certain circumstances be converted in accordance with their terms into newly issued fully paid ordinary shares of the Company (the “Conversion Securities” and, together with the Preferred Securities, the “Securities”). The Indenture (as defined below) will provide for the provision by The Bank of New York Mellon, acting through its London Branch, as the initial paying agent in respect of the Preferred Securities (in such capacity, the “Paying Agent”), of a duly executed and completed payment statement in connection with each Payment Amount (as such term is defined in the Base Indenture (as defined herein)) under the Preferred Securities, and set forth certain procedures agreed by the Company and the Paying Agent in order to facilitate such process, along with a form of the payment statement to be used by the Paying Agent.

The terms and rights of any particular issuance of Preferred Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture dated September 25, 2017 (the “Base Indenture”), as supplemented, with respect to the Preferred Securities, by a supplemental indenture to be dated on or about September 5, 2019 (the “Second Supplemental Indenture”) (the Base Indenture, as supplemented, with respect to the Preferred Securities, by the Second Supplemental Indenture and as supplemented from time to time, the “Indenture”) between the Company and The Bank of New York Mellon (in its capacity as trustee, the “Trustee”). In addition, the Pricing Agreement may contain, if appropriate, the terms and the conditions upon which the Preferred Securities are to be offered or sold outside the United States and any provisions relating thereto. The Preferred Securities may not be offered, distributed or sold in Spain or to Spanish residents, and no publicity of any kind relating to the Preferred Securities shall be made in Spain.

In this Agreement and in the Pricing Agreement, the following terms shall, unless the context otherwise requires, have the meanings specified as follows:

“Act” means the United States Securities Act of 1933, as amended;

1

“Applicable Time” means the applicable time specified in the applicable Pricing Agreement;

“Base Prospectus” means the prospectus included in the Registration Statement relating to, among other things, the Securities, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Pricing Agreement;

“BRRD” means Directive 2014/59/EU of the European Parliament and the Council of the European Union of May 15 establishing the framework for the recovery and resolution of credit institutions and investment firms, as amended, replaced or supplemented from time to time (including as amended by Directive 2019/879 of the European Parliament and the Council of May 20, 2019) or such other directive as may come into effect in place thereof, as implemented into Spanish law by Law 11/2015 (as defined herein) and RD 1012/2015 (as defined herein), and including any other relevant implementing or developing regulatory provisions;

“BRRD Liability” means any liability, commitment, duty, responsibility, amount payable or contingency or other obligation arising from, or related to, the Agreement or the Pricing Agreement which may be subject to the exercise of the Spanish Bail-in Power (as defined below) by the Relevant Spanish Resolution Authority (as defined below);

“Commission” means the United States Securities and Exchange Commission;

“Effective Time” with respect to the Registration Statement means such date and time as of which any part of the Registration Statement filed prior to the execution and delivery of the applicable Pricing Agreement was declared effective by the Commission or has become effective upon filing pursuant to Rule 430B(f)(2) or Rule 462(c) under the Act;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Final Term Sheet” means the final term sheet containing a description of the Preferred Securities, prepared and filed pursuant to Section 5(a) hereof, and set forth as an appendix to the applicable Pricing Agreement;

“Law 11/2015” means Spanish Law 11/2015 of June 18, on the recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time;

“Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, provided that, for purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be part of the Registration Statement pursuant to Rule 430B under the Act shall be considered to be included in the Pricing Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Act;

“Prospectus” means the Base Prospectus as proposed to be supplemented by the Prospectus Supplement;

2

“Prospectus Supplement” means the prospectus supplement relating to the Securities to be filed pursuant to Rule 424 under the Act;

“RD 1012/2015” means Spanish Royal Decree 1012/2015 of November 6, by virtue of which Law 11/2015 is developed and Spanish Royal Decree 2606/1996 of December 20 on credit entities’ deposit guarantee fund is amended, as amended, replaced or supplemented from time to time;

“Registration Statement” means the registration statement on Form F-3 (File No. 333-232333), including the Prospectus, relating to the Securities filed with the Commission, as amended to the date of the applicable Pricing Agreement;

“Relevant Spanish Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks (Fondo de Restructuración Ordenada Bancaria), the European Single Resolution Mechanism and, as the case may be, according to Law 11/2015, RD 1012/2015 and the SRM Regulation, the Bank of Spain and the Spanish Securities Market Commission (CNMV) or any other entity with the authority to exercise the Spanish Bail-in Power (as defined below) from time to time;

“Significant Subsidiaries” shall mean BBVA’s “Significant Subsidiaries”, as such term is defined in Rule 1-02 of Regulation S-X;

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, cancellation or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in the Kingdom of Spain, relating to the transposition or development of the BRRD, including, but not limited to (a) Law 11/2015, (b) RD 1012/2015, and (c) the SRM Regulation; or (ii) any other law, regulation, rule or requirement applicable from time to time in the Kingdom of Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such persons or any other person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised;

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and the Council of July 15 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time (including as amended by Regulation 2019/877 of the European Parliament and the Council of May 20, 2019); and

“Underwriter Information” shall have the meaning set forth in the applicable Pricing Agreement.

Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents which were filed under the Act or the Exchange Act on or before the date and time of the applicable Pricing Agreement, and incorporated by reference in the Registration Statement and the Prospectus, excluding any documents or portions of such documents which are deemed under the rules and regulations of the Commission under the Act not to be incorporated by reference, and, in the case of the Registration Statement, including any prospectus supplement filed with the Commission and

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deemed by virtue of Rule 430B under the Act to be part of the Registration Statement. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of the applicable Pricing Agreement.

1.    Particular sales of Preferred Securities may be made from time to time by the Company to the Underwriters of such Preferred Securities, for whom the firms designated as representatives of the Underwriters of such Preferred Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Preferred Securities or as an obligation of any of the Underwriters to purchase the Preferred Securities except as set forth in a Pricing Agreement, it being understood that the obligation of the Company to issue and sell any of the Preferred Securities and the obligation of any of the Underwriters to purchase any of the Preferred Securities shall be evidenced by the applicable Pricing Agreement with respect to the Preferred Securities specified therein. Each Pricing Agreement shall specify the aggregate liquidation preference of and distributions payable on, if any, such Preferred Securities, the initial public offering price of such Preferred Securities, the purchase price to the Underwriters of such Preferred Securities, the names of the Underwriters of such Preferred Securities, the names of the Representatives of such Underwriters, the liquidation preference of such Preferred Securities to be purchased, or for which eligible purchasers are to be procured, by each Underwriter and the underwriting discount and/or commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Preferred Securities and payment therefor. The applicable Pricing Agreement shall also specify (to the extent not set forth in the Registration Statement and Prospectus with respect thereto) the terms of such Preferred Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint, unless otherwise specified therein with respect to BBVA Securities Inc.

2.    The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    The Company meets the requirements for the use of Form F-3, and the Registration Statement, including the Prospectus, has been filed with the Commission in accordance with applicable regulations of the Commission under the Act, and has been declared or has become effective under the Act;

(b)    No stop order suspending the effectiveness of the Registration Statement (as amended or supplemented) has been issued and no proceeding for that purpose has been initiated or threatened, and no order preventing or suspending the use of the Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission;

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(c)    At the Effective Time, the Registration Statement and the Prospectus conformed, and any amendments thereof and supplements thereto relating to the Securities will conform, in all material respects to the requirements of the Act, the Exchange Act and the rules and regulations of the Commission thereunder; and neither the Registration Statement at the Effective Time nor the Prospectus as of the date thereof and, as amended or supplemented, at the Time of Delivery (as defined below) of the Preferred Securities, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, or in the case of the Prospectus, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Preferred Securities by the Representatives expressly for use in such documents, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information and (ii) any statements or omissions made in that part of the Registration Statement that constitutes the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee;

(d)    The Pricing Prospectus, as supplemented by the Final Term Sheet together with any other Issuer Free Writing Prospectus listed in or included in Appendix B to the applicable Pricing Agreement and any other “free writing prospectus”, as defined in Rule 405 under the Act, that the parties hereto shall hereafter expressly agree in writing to treat as part of the pricing disclosure package (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus; and each Issuer Free Writing Prospectus and any road show presentation, including any Bloomberg road show presentation made by or on behalf of the Company, taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Preferred Securities by the Representatives expressly for use in such documents or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information;

(e)    Each document incorporated by reference in the Pricing Prospectus or the Prospectus, when it became effective or was filed with the Commission, as the case may be, complied in all material respects with the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of any material fact or

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omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (i) no such documents were filed with the Commission following the Commission’s close of business on the business day immediately prior to the date of the applicable Pricing Agreement and prior to the execution of the applicable Pricing Agreement, except as set forth on a schedule to the applicable Pricing Agreement; and (ii) this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Preferred Securities by the Representatives expressly for use in such documents;

(f)    The Indenture will provide for the provision by the Paying Agent of a duly executed and completed payment statement in connection with each Payment Amount (as such term is defined in the Base Indenture) under the Preferred Securities, and set forth certain procedures agreed by the Company and the Paying Agent in order to facilitate such process, along with a form of the payment statement to be used by the Paying Agent;

(g)    The Company and each of the Significant Subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease, license and operate its properties and conduct its business as described in the Registration Statement and the Pricing Prospectus;

(h)    Neither the Company nor any of the Significant Subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Company’s subsidiaries, taken as a whole (“Material Adverse Effect”);

(i)    The issue and sale of the Preferred Securities, any issue and delivery of Conversion Securities upon conversion of the Preferred Securities and the execution and delivery by the Company of, and the performance by the Company of its obligations under, as applicable, all of the provisions of the Preferred Securities and the Pricing Agreement (including the provisions of this Agreement), and compliance with the terms and provisions thereof, will not (i) result in a breach or violation of any of the terms and provisions of the charter or

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by-laws (or similar constitutive documents) of the Company, or (ii) result in a breach of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (a) the charter or by-laws (or similar constitutive documents) of the Company, (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, (c) any rules of any stock exchange on which the ordinary shares of the Company are listed, or (d) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, except (in the case of (ii) above only) as would not have a Material Adverse Effect; and the Company has full power and authority (corporate and other) to authorize, issue and sell the Preferred Securities and perform its obligations thereunder, in each case as contemplated by the Pricing Agreement (including the provisions of this Agreement), and the Company has taken all necessary corporate actions to authorize, issue and sell the Preferred Securities and to perform its obligations thereunder;

(j)    Except as disclosed in the Pricing Prospectus, since the end of the period covered by the latest financial statements included in the Pricing Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Company’s subsidiaries, taken as a whole, that has resulted, or is likely to result, in a Material Adverse Effect and (ii) there has been no change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Company’s subsidiaries, taken as a whole, that has resulted, or is likely to result, in a Material Adverse Effect;

(k)    The issued and outstanding share capital of the Company has been duly authorized and validly issued and is fully paid and non-assessable (i.e., will not subject any holder thereof to further calls or to personal liability to the Company or any of its creditors by reason only of being such holder); none of the outstanding shares of the Company was issued in violation of preemptive or other similar rights;

(l)    The Company has implemented and uses procedures that it reasonably believes are required by applicable regulations, including procedures required by the Bank of Spain and the European Central Bank, to monitor, review, calculate, assess and maintain the sufficiency of its consolidated subsidiaries’ reserves in light of all the circumstances; the Company calculates, reviews, assesses and estimates its regulated consolidated subsidiaries’ regulatory capital requirements, and the Company reasonably believes that its methodology in relation to its risk-based capital position and requirements is, in light of all the circumstances, fair and in accordance with applicable regulations in all material respects;

(m)    This Agreement has been duly authorized, executed and delivered by the Company;

(n)    The applicable Pricing Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company;

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(o)    All material consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities having jurisdiction over the Company required for the issue and sale of the Preferred Securities and the performance by the Company of its obligations thereunder and for the execution and delivery by the Company of the applicable Pricing Agreement to be duly and validly authorized, have been obtained or made and are in full force and effect;

(p)    The Preferred Securities have been duly authorized, and, when executed, authenticated, issued, delivered and paid for pursuant to a Pricing Agreement and the Indenture, the Preferred Securities will have been duly executed, authenticated, issued and delivered by the Company in accordance with Spanish law, will be fully paid and non-assessable and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights, to general equity principles and to any exercise of the Spanish Bail-in Power; and no holder thereof will be subject to personal liability by reason only of being such a holder; the Preferred Securities will not be subject to the pre-emptive rights of any shareholder of the Company and will be consistent with the description thereof contained in the Prospectus and the applicable Prospectus Supplement, and such descriptions will conform to the rights set forth in the instruments defining the same;

(q)    The payment obligations of the Company under the Preferred Securities will be subordinated to the extent set forth in the Pricing Prospectus.

(r)    Neither the Company, nor any of its affiliates (as defined in Rule 405 under the Act), nor any person acting on its or their behalf (other than any Underwriter, as to which no representation is made) has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Preferred Securities;

(s)    The Company is not, and after giving effect to the offering and sale of the Preferred Securities and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(t)    Except as described in the Pricing Prospectus, no stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Underwriters to the Kingdom of Spain or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, sale and delivery by the Company of the Preferred Securities to or for the respective accounts of the Underwriters or (ii) the sale and delivery by the Underwriters of the Preferred Securities in accordance with the terms of this Agreement and in the manner contemplated by the Pricing Prospectus and the Registration Statement;

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(u)    The statements set forth in the Pricing Prospectus and the Registration Statement under the captions “Summary” and “Description of the Contingent Convertible Preferred Securities of BBVA” (to the extent not superseded by the statements set forth under the caption “Description of the Preferred Securities” in the Prospectus Supplement), taken together, insofar as they purport to constitute a summary of the terms of the Preferred Securities, and under the captions “Spanish Tax Considerations” and “U.S. Tax Considerations”, insofar as they purport to describe the provisions of the laws referred to therein, in each case when read together with any Final Term Sheet and any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, are accurate and complete in all material respects;

(v)    (i) The Company has available for issue and authority to allot, free from pre-emption rights, sufficient authorized but unissued ordinary shares to enable the conversion of the Preferred Securities pursuant to the Indenture; (ii) the Conversion Securities to be issued upon any conversion of the Preferred Securities will be duly and validly authorized, and, when issued upon the conversion of the Preferred Securities, will have been duly issued and delivered by the Company in accordance with Spanish laws, will be fully paid and non-assessable and, in accordance with current Spanish laws and the current bylaws of the Company, no holder thereof will be subject to personal liability by reason only of being such a holder and will not be subject to calls for further funds; and (iii) any Conversion Securities to be issued upon conversion of the Preferred Securities will not be issued in violation of the pre-emptive rights of any holder of ordinary shares and, in accordance with Spanish laws and the current bylaws of the Company, will rank pari passu and carry the same rights and privileges in all respects as the other ordinary shares of the Company then outstanding;

(w)    Except as described in or contemplated by the Prospectus, none of the Company, any of its Significant Subsidiaries, nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its Significant Subsidiaries, is aware of or has taken any action, directly or indirectly, that could reasonably lead to an action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries in connection with a violation by any such person of any anti-corruption or anti-bribery laws or regulations of any applicable jurisdiction including the UK Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act, as amended, and the rules and regulations thereunder (the “Anti-Corruption Laws”) which would result in a fine or other sanction which would be material for the Company or the Company and its Significant Subsidiaries, and the Company, each of the Significant Subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance in all material respects with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure continued compliance therewith in all material respects;

(x)    The Company and each of its Significant Subsidiaries maintain a system of controls and procedures reasonably designed to ensure that the operations of the Company and each of its Significant Subsidiaries are conducted, where applicable, in compliance in all material respects with applicable financial

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recordkeeping and reporting requirements of the European Union, the Kingdom of Spain, the United States and each State thereof and the United Mexican States, and applicable money laundering statutes and the rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(y)    None of the Company or any of its Significant Subsidiaries is currently the subject of sanctions in a material amount administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any similar sanctions administered by the European Union, the Kingdom of Spain or the United Mexican States; and the Company will not directly or indirectly use the transaction proceeds so as to contravene any OFAC or any similar European, Spanish or Mexican regulations that may be applicable to them;

(z)    The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s and its subsidiaries’ internal controls over financial reporting are effective and neither the Company nor any of its subsidiaries is aware of any material weakness in its or their internal controls over financial reporting;

(aa)    The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act);

(bb)    Except as set forth in or contemplated by the Pricing Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), no litigation, prosecution, investigation, arbitration or administrative proceeding involving the Company, any of the Company’s subsidiaries or any of its properties is pending, or, to the knowledge of the Company, threatened, except to the extent that any such litigation, prosecution, investigation, arbitration or proceeding, if resolved unfavorably to the Company, any of the Company’s subsidiaries or any of its respective properties, would not, individually or in the aggregate, have a Material Adverse Effect;

(cc)    Except as set forth in the Pricing Disclosure Package, there have been no material changes to the Company’s consolidated capitalization and indebtedness since June 30, 2019;

(dd)    (1) KPMG Auditores, S.L. are independent public accountants in respect of the Company as required by the Act and the applicable rules and regulations of the Commission; and (2) until March 31, 2017 and during the periods covered by the financial statements on which Deloitte, S.L. reported, Deloitte, S.L. was an independent registered public accounting firm in respect of the Company as required by the Act and the applicable rules and regulations of the Commission;

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(ee)    So long as certain conditions set forth in Law 10/2014 of June 26, on organization, supervision and solvency of credit institutions are met, and the procedures established in Royal Decree 1065/2007 of July 27 are complied with, and provided there are no changes to current laws or regulations, any payments in respect of the Preferred Securities made by the Company shall not be subject to taxation in Spain and no withholding tax shall be required on such payments;

(ff)    No event has occurred, nor has any action been taken, which would or could reasonably result in the voluntary or involuntary liquidation, dissolution, winding-up or insolvency of the Company pursuant to the terms of Law 22/2003, of July 9, on Insolvency. The Company is not subject to an early intervention or resolution process pursuant to the terms of Law 11/2015; and

(gg)    The Preferred Securities will be issued pursuant to the First Additional Provision of Law 10/2014, of June 26 and its development regulations (“Law 10/2014”), and will comply with and be subject to Law 10/2014, Royal Decree-law 14/2013, of November 29 (“RD-L 14/2013”) and Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on the prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012, as amended, replaced or supplemented from time to time (including as amended by Regulation (EU) No. 876/2019 of the European Parliament and of the Council of May 20, 2019) (the “CRR”) and with other applicable banking regulations, and the Company will request that the Preferred Securities be qualified as Tier 1 capital of the Company, as calculated by the Company in accordance with Chapters 1, 2 and 3 (Tier 1 capital, Common Equity Tier 1 capital and Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds) of the CRR and/or other applicable banking regulations at such time, including any applicable transitional, phasing in or similar provisions.

3.    Upon the execution of the applicable Pricing Agreement and authorization by the Representatives of the release of the Preferred Securities, the several Underwriters propose to offer such Preferred Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

4.    Preferred Securities to be purchased, or for which eligible purchasers are to be procured, by each Underwriter pursuant to the applicable Pricing Agreement, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company in the currency specified in such Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Preferred Securities.

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5.    The Company covenants and agrees with each of the Underwriters:

(a)    To prepare the Final Term Sheet in a form approved by the Representatives and to file such Final Term Sheet pursuant to Rule 433(d) under the Act within the time required by such Rule, and to prepare the Prospectus as amended or supplemented in relation to the applicable Preferred Securities in a form approved by the Representatives, which approvals shall not be unreasonably withheld, and to file such Prospectus pursuant to Rule 424(b) under the Act no later than the Commission’s close of business on the second business day following the execution and delivery of the applicable Pricing Agreement or, if applicable, such earlier time as may be required by such Rule, and to take such steps as they deem necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, to promptly file such Prospectus; to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the applicable Pricing Agreement and prior to the Time of Delivery for the Preferred Securities which shall be reasonably disapproved by the Representatives for such Preferred Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports required to be filed by Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Preferred Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, (i) of the receipt of any comments from the Commission in respect of the Registration Statement or any prospectus relating to the Preferred Securities, (ii) of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement or of any order preventing or suspending the use of any prospectus relating to the Preferred Securities, (iv) of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, (v) of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any document incorporated by reference therein or for additional information with respect thereto and of receipt (whether written or oral) by it (or by any of its officers or attorneys) of any comments or other communication from the Commission relating to the Registration Statement, the Pricing Disclosure Package (and, notwithstanding any other provision of this Agreement, if any such request or communication is in writing, the Company shall promptly furnish the Underwriters with a copy thereof) or any document incorporated by reference therein, and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order, (vi) of the occurrence of any event that could reasonably be expected to cause the Company to withdraw,

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rescind or terminate the offering of the Preferred Securities or would permit the Company to exercise any right not to issue the Preferred Securities other than as set forth in the Pricing Disclosure Package, (vii) of the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would require the making of any change in any of the Pricing Disclosure Package then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (viii) of any proposal or requirement to make, amend or supplement any of the Pricing Disclosure Package or of any other material information relating to the offering of the Preferred Securities or this Agreement that any Underwriter may from time to time reasonably request;

(b)    Promptly from time to time to take such action as the Representatives may reasonably request, after consultation with the Company, to qualify such Preferred Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and as are specified in the applicable Pricing Agreement and to maintain such qualification in effect for not less than one year from the date of the applicable Pricing Agreement; provided, however, that additional such jurisdictions may be reasonably requested by the Representatives, with the prior consent of the Company, subsequent to the date thereof; and provided further that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)    To furnish the Underwriters with copies of the Prospectus, as amended or supplemented, in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act at any time in connection with the offering or sale of the Preferred Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or the Registration Statement or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish, without charge, to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d)    During the period beginning from the date of the applicable Pricing Agreement and continuing to and including the later of (i) the completion of the sale of the Preferred Securities by the Underwriters (as determined by the Representatives), but not more than 30 calendar days following the Time of Delivery, and (ii) the Time of Delivery for such Preferred Securities, not to offer, sell, contract to sell or otherwise dispose of, in the jurisdiction specified in the applicable Pricing Agreement, any U.S. dollar-denominated contingent convertible securities issued by the Company which are substantially similar to the Preferred Securities, without the prior written consent of the Representatives;

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(e)    To timely file or submit such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder, covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period; provided however, that the Company will be deemed to have satisfied this obligation by filing with, or submitting to, the Commission a consolidated earnings statement complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder for the year ended December 31, 2019 as soon as is reasonably practicable after the termination of such twelve-month period;

(f)    To file the public deed in respect of issuance of the Preferred Securities for registration with the Vizcaya Mercantile Registry prior to the Time of Delivery;

(g)    To file the public deed of disbursement (Acta de Cierre) before a notary public, supplementing the public deed of issuance referred to in Section 5(f) above, after the Time of Delivery and to register it with the Vizcaya Mercantile Registry promptly upon the granting thereof;

(h)    To use its best efforts to effect, promptly following the Time of Delivery, the authorization of the Preferred Securities for listing on the Euronext Dublin Global Exchange Market, or any other stock exchange on which the Prospectus specifies that the Preferred Securities may be listed, subject only to official notice of issuance, and to permit the Preferred Securities to be eligible, at the Time of Delivery, for clearance and settlement through the facilities of the Depository Trust Corporation (“DTC”), or any other clearance and settlement entity through which the Prospectus specifies that clearance and settlement of the Preferred Securities may be made. For so long as any of the Preferred Securities are outstanding, the Company will use its reasonable efforts to maintain the listing of the Preferred Securities;

(i)    Without the prior written consent of the Representatives, none of the Company, its affiliates or any person acting on its or their behalf has given or will give to any prospective purchaser of the Preferred Securities any written information concerning the offering of the Preferred Securities other than materials contained in the Pricing Disclosure Package, the Prospectus or any other offering materials distributed with the prior written consent of the Representatives;

(j)    The Company will comply with Section 11.04 of the Base Indenture (as amended and supplemented by the Second Supplemental Indenture) with respect to the Preferred Securities;

(k)    Upon conversion of the Preferred Securities, the Company will deliver full legal title to the Conversion Securities free of third-party rights and will use

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all reasonable endeavors to obtain the approval of the admission to listing of the Conversion Securities on the Spanish Stock Exchange (which term shall include the Madrid, Barcelona, Valencia and Bilbao Stock Exchanges), or any other stock exchange on which the Prospectus specifies that the Conversion Securities may be listed; and

(l)    The Company agrees to use its commercially reasonable efforts to comply at all times with the requirements set out under Law 10/2014, RD-L 14/2013, the CRR and any other applicable banking regulations so that the outstanding aggregate liquidation preference of the Preferred Securities qualifies as Tier 1 capital of the Company.

6.    (a) The Company represents and agrees that (i) without the prior written consent of the Underwriters, other than the Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, it has not made and will not make any offer relating to the Preferred Securities that (A) would constitute an Issuer Free Writing Prospectus or (B) would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act, required to be filed with the Commission or retained by the Company pursuant to Rule 433 under the Act, (ii) it has complied and will comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending and (iii) it will treat any such free writing prospectus consented to by the Underwriters as an Issuer Free Writing Prospectus.

(b)    Each Underwriter represents and agrees that, without the prior written consent of the Company and the other Underwriters, it has not made and will not make any offer relating to the Preferred Securities that (i) would constitute an Issuer Free Writing Prospectus, or (ii) would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act, required to be filed with the Commission or retained by the Company pursuant to Rule 433 under the Act; provided, however, that the Company consents to the use by each Underwriter of a “free writing prospectus” not required to be filed with the Commission or retained by the Company pursuant to Rule 433 under the Act that contains only (A) information describing the preliminary terms of the Preferred Securities or their offering which will not be inconsistent with the Final Term Sheet or the other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, (B) information that describes the final terms of the Preferred Securities or their offering and that is included in the Final Term Sheet or any other Issuer Free Writing Prospectuses listed in or included in an appendix to the applicable Pricing Agreement and (C) information that is in any electronic road show related to the Preferred Securities and approved in writing as such by the Company.

(c)    Any such “free writing prospectus”, as defined in Rule 405 under the Act, the use of which has been consented to by the Company and the Underwriters (including the Final Term Sheet) will be listed in an appendix to the applicable Pricing Agreement.

7.    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid all those costs, expenses and disbursements relating or incident to the offering, purchase, sale and delivery of Securities as are set forth in the applicable Pricing Agreement.

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8.    The obligations of the Underwriters of any Preferred Securities under the applicable Pricing Agreement shall be subject, in the discretion of the Representatives, to the condition, to be met by the Time of Delivery, that all representations and warranties of the Company in or incorporated by reference in the applicable Pricing Agreement are, at and as of the Time of Delivery for such Preferred Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Final Term Sheet, together with any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement and any other “free writing prospectus”, as defined in Rule 405 under the Act, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Act and the Prospectus as amended or supplemented in relation to such Preferred Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with;

(b)    U.S. counsel and, if so specified in the applicable Pricing Agreement, Spanish counsel for the Underwriters shall each have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery for such Preferred Securities, with respect to the Pricing Agreement (including the provisions of this Agreement), the Preferred Securities, the Pricing Disclosure Package, the Prospectus and the Registration Statement (as amended or supplemented at the Time of Delivery for such Preferred Securities) and other related matters not exceeding the scope of those covered in the opinions given pursuant to Sections 8(c) and 8(d), respectively, below as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters;

(c)    U.S. counsel for the Company shall have furnished to the Representatives its written opinion, dated the Time of Delivery for such Preferred Securities, reasonably satisfactory to the Underwriters and substantially similar in form and substance to Schedule 8(c) attached hereto;

(d)    Spanish counsel for the Company shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Preferred Securities, reasonably satisfactory to the Underwriters and substantially similar in form and substance to Schedule 8(d) attached hereto;

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(e)    At the Applicable Time and at the Time of Delivery for the Preferred Securities, each firm of independent accountants that has certified financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to the Underwriters and the directors of the Company a letter or letters, dated each such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially similar in form and substance to Schedule 8(e) attached hereto;

(f)    Except as contemplated in the Prospectus, as amended or supplemented, since the Applicable Time there shall not have occurred (i) any change or decrease specified in the letter or letters referred to in Section 8(e) or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, earnings, business, operations, prospects or properties of the Company and the Company’s subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, that, in any case referred to in paragraphs (i) or (ii) above, the Representatives conclude, after consultation with the Company, impairs the investment quality of the Preferred Securities so as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Securities as contemplated by the Prospectus, and from the Applicable Time to the Time of Delivery (as specified in the Pricing Agreement), no rating of the Company’s long-term senior debt securities shall have been lowered by Moody’s, S&P or Fitch, and other than public announcements made prior to the Applicable Time, none of Moody’s, S&P or Fitch shall have publicly announced that it has under surveillance or review with possible negative implications any rating of the Company’s long-term senior debt securities;

(g)    After the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in any securities of the Company by the Spanish Comisión Nacional del Mercado de Valores, the Commission, any Spanish Stock Exchange (which term shall include the Madrid, Barcelona, Valencia and Bilbao Stock Exchanges), the New York Stock Exchange, Inc. or the London Stock Exchange; (ii) a suspension or material limitation of trading in securities generally on any Spanish Stock Exchange, the New York Stock Exchange, Inc., the London Stock Exchange or in the over-the-counter market, or any setting of minimum or maximum prices for trading on such exchange; (iii) a banking moratorium declared by any U.S. federal, New York, United Kingdom or Spanish authorities or a material disruption in clearance or settlement systems in the United States, the United Kingdom or the Kingdom of Spain; (iv) a change or development involving a prospective change in taxation in Spain affecting the Preferred Securities or the imposition of exchange controls by the United States or Spain; (v) a material outbreak or escalation of hostilities involving the United States or Spain or the declaration by the United States or Spain of a national emergency or war or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or Spain, where the effect of any such event specified in (i) through

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(vi) above is in the judgment of the Representatives, after consultation with the Company, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Securities;

(h)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of copies of the Prospectus on the Business Day next succeeding the date of the applicable Pricing Agreement;

(i)    At the Time of Delivery, the Preferred Securities shall have been approved for clearance and settlement through the facilities of DTC, or any other clearance and settlement entity through which the Prospectus specifies that clearance and settlement of the Preferred Securities may be made;

(j)    The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Preferred Securities a certificate or certificates of an officer of the Company substantially similar in form and substance to Schedule 8(j) attached hereto, as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance of the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to the matters set forth in subsections (a) and (f) of this Section; and

(k)    If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except that Sections 7, 9, 11, 14, 15, 16, 17, 19, 21, 22 and 23 hereof and any related provisions of the applicable Pricing Agreement shall survive any such termination and remain in full force and effect.

9.    (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities or expenses, joint or several, as incurred to which such Underwriter, director, officer, employee or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show materials, in each case, relating to the Preferred Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by such Underwriter) as such expenses are incurred by such Underwriter in connection with investigating, defending, settling,

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compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage or liability to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any road show materials, in each case, relating to the Preferred Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Preferred Securities through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information.

(b)    Each Underwriter severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers and employees, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which each such person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus, in each case, relating to the Preferred Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package, or any Issuer Free Writing Prospectus, in each case, relating to the Preferred Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Preferred Securities through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information; and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating, defending, settling, compromising or paying any such action or claim as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought

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against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall, so far as permitted by any insurance policy of the indemnified party and subject to the indemnifying party agreeing to indemnify the indemnified party against all judgments and other liabilities resulting from such action, be entitled to participate therein and, to the extent that it may elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnified party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the representatives representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

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(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) or expenses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Preferred Securities on the other from the offering of the Preferred Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Preferred Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth on the cover page of the Prospectus, as amended or supplemented. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent

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misrepresentation. The obligations of the Underwriters of Preferred Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Preferred Securities and not joint.

(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director or employee of each Underwriter and to each person, if any, who controls, is controlled by or is under common control with any Underwriter within the meaning of the Act or the Exchange Act; and the several obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director or employee of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

10.    (a) If any Underwriter shall default in its obligation to purchase the Preferred Securities which it has agreed to purchase under the applicable Pricing Agreement, the Representatives may in their discretion, after giving notice to and consulting with the Company, arrange for themselves or another party or other parties to purchase such Preferred Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Preferred Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties to purchase such Preferred Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Preferred Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Preferred Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Preferred Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to the applicable Pricing Agreement.

(b)    If, after giving effect to any arrangements for the purchase of the Preferred Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company as provided in subsection (a) above, the aggregate liquidation preference of such Preferred Securities which remains unpurchased does not exceed one-eleventh of the aggregate liquidation preference of the Preferred Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the liquidation preference of Preferred Securities which such Underwriter agreed to purchase under the applicable Pricing Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the liquidation preference of Preferred Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Preferred Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

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(c)    If, after giving effect to any arrangements for the purchase of the Preferred Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company as provided in subsection (a) above, the aggregate liquidation preference of Preferred Securities which remains unpurchased exceeds one-eleventh of the aggregate liquidation preference of the Preferred Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Preferred Securities of a defaulting Underwriter or Underwriters, then the applicable Pricing Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company on the one hand and the Underwriters on the other hand, as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

Notwithstanding the foregoing, BBVA Securities Inc. will not participate in the terms set out in Section 10 since BBVA Securities Inc. will not purchase any Preferred Securities, but instead will procure eligible purchasers for the Preferred Securities set forth opposite its name in Schedule I.

11.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or any officer or director or controlling person of the Underwriters or the Company, and shall survive delivery of and payment for the Preferred Securities sold hereunder and any termination of this Agreement.

12.    If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Preferred Securities covered by such Pricing Agreement except that Sections 7, 9, 11, 14, 15, 16, 17, 19, 21, 22 and 23 hereof and any related provisions of the applicable Pricing Agreement shall survive any such termination and remain in full force and effect.

13.    In all dealings hereunder, the Representatives of the Underwriters of Preferred Securities shall act on behalf of each such Underwriter, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the applicable Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the applicable Pricing Agreement; and, if to the Company, shall be delivered or sent by mail or electronic transmission to BBVA, Calle Azul 4, 28050 Madrid, Spain, Attention: Financial Department; finance.department@bbva.com; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in the applicable Pricing Agreement. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

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14.    This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any Preferred Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    The Company waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of agency, fiduciary or similar duty to the Company in connection with the offering of the Preferred Securities or the process leading thereto and acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Preferred Securities (including in connection with determining the terms of the offering contemplated by this Agreement) and not as an agent or fiduciary to the Company or any other person. Additionally, each Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of such matters, and no Underwriter shall have any responsibility or liability to the Company or any other person with respect to such matters. Any review by an Underwriter of the Company, the transactions contemplated by this Agreement or any other due diligence review by such Underwriter in connection with such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company or any other person. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.    The Company irrevocably agrees that any suit, action or proceeding against the Company brought by Underwriters or by any person who controls the Underwriters, arising out of or based upon this Agreement, the Pricing Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably appoints Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement, the Pricing Agreement or the transactions contemplated hereby or thereby which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, by an Underwriter or by any person who controls an Underwriter, and the Company expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing

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of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any suit, action or proceeding based on this Agreement may be instituted by the Underwriters in any competent court in the Kingdom of Spain.

17.    In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.    In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

19.    Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

20.    The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

21.    Except as may be otherwise provided in a Pricing Agreement, this Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

22.    Notwithstanding and to the exclusion of any other term of this Agreement, any Pricing Agreement or any other agreements, arrangements, or understandings between the Company and any or all of the Underwriters, each of the Company and each Underwriter acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority and acknowledges, accepts, consents to and agrees to be bound by:

(a)    the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority in relation to any BRRD Liability of the Company to such Underwriter, which may be imposed with or without any prior notice and (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of such BRRD Liability or outstanding amounts due thereon;

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(ii)

the conversion of all, or a portion, of such BRRD Liability or outstanding amounts due thereon into shares, other securities or other obligations of the Company or another person, and the issue to or conferral on such Underwriter of any such shares, securities or obligations, including by means of an amendment, modification or variation of the terms of any BRRD Liability;

(iii)	the cancellation of such BRRD Liability or outstanding amounts due thereon; and/or

(iv)

the amendment or alteration of any interest or distribution payable, if applicable, on such BRRD Liability or outstanding amounts due thereon, and the maturity or the dates on which any payments on such BRRD Liability or outstanding amounts are due, including by suspending payment for a temporary period; and

(b)    the variation of the terms of such BRRD Liability or outstanding amounts due thereon this Agreement and/or the relevant Pricing Agreement, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

23.    (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 23, the following terms shall have the following meaning:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

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(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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Schedule 8(c)

Form of Opinion of U.S. Counsel

in connection with Section 8(c) of the Underwriting Agreement

Schedule 8(c)-1

Schedule 8(d)

Form of Opinion of Spanish Counsel

in connection with Section 8(d) of the Underwriting Agreement

Schedule 8(d)-1

Schedule 8(e)

Forms of Auditors’ Comfort Letter

in connection with Section 8(e) of the Underwriting Agreement

Schedule 8(e)-1

Schedule 8(j)

Form of Certificate

in connection with Section 8(j) of the Underwriting Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

OFFICER’S CERTIFICATE PURSUANT TO SECTION 8(j)

OF THE UNDERWRITING AGREEMENT

September 5, 2019

The undersigned, [                    ], does hereby certify, pursuant to Section 8(j) of the underwriting agreement dated August 28, 2019 (the “Underwriting Agreement”) incorporated by reference in the Pricing Agreement dated August 28, 2019 (the “Pricing Agreement”), between Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Company”), on the one hand, and the Underwriters named therein (the “Underwriters”), on the other hand, on behalf of the Company and to the best of [his] [her] knowledge, after reasonable investigation, that:

(i)	attached hereto as Exhibit A [is/are] a true, complete and correct specimen[s] of the global certificate[s] representing the Preferred Securities;

(ii)	the representations and warranties of the Company in the Underwriting Agreement are accurate at and as of the Time of Delivery;

(iii)	the Company has performed all of its obligations under the Underwriting Agreement to be performed at or prior to the Time of Delivery;

(iv)

the Final Term Sheet has been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Act and the Prospectus as amended or supplemented in relation to such Securities has been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) of the Underwriting Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with; and

(v)

except as contemplated in the Prospectus, as amended or supplemented, since the Applicable Time there has not occurred (i) any change or decrease specified in the letter or letters referred to in Section 8(e) of the Underwriting Agreement or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, earnings, business, operations, prospects or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, and at or after the Applicable Time, no rating of the Company’s long-term senior debt securities has been lowered by Moody’s, S&P or Fitch, and other than public announcements made prior to the Applicable Time, none of Moody’s, S&P or Fitch has publicly announced that it has under surveillance or review with possible negative implications any rating of the Company’s long-term senior debt securities.

Schedule 8(j)-1

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement and the Pricing Agreement.

Schedule 8(j)-2

IN WITNESS WHEREOF, I have executed this certificate on behalf of the Company as of the date first written above.

By:
Name:
Title:

I, [                    ], Company and Board Secretary of the Company, do hereby certify that the signature set forth opposite his name is the true and genuine signature of [                    ].

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

By:
Name:
Title:

Schedule 8(j)-3